Exhibit 99.3

Watermark Lodging Trust to be Acquired by Brookfield Real Estate Funds

FREQUENTLY ASKED QUESTIONS

Q:	What are the terms of the agreement?

A:	The details of the agreement between Watermark Lodging Trust (“WLT”) and private real estate funds managed by Brookfield ("Brookfield") are as follows:

•	An all-cash transaction for $6.768 per Class A common share and $6.699 per Class T common share, which represents a premium of over 7.5% from WLT’s most recently published Net Asset Values (“NAV”) as of December 31, 2021

•	The transaction is subject to stockholder approval and customary closing conditions

For additional information please see the Form 8-K (including the merger agreement as an exhibit) filed with the Securities and Exchange Commission (“SEC”) on May 6, 2022.

Q:	Why is WLT entering into this transaction?

A:	When WLT (formerly Carey Watermark Investors 2) and Carey Watermark Investors commenced offerings and raised capital, they informed investors that they intended to invest the offering proceeds to acquire a portfolio of lodging properties and ultimately seek to complete a shareholder liquidity event. The 2020 merger of CWI 1 and CWI 2 and internalization of management was the first step toward a liquidity event as it increased our scale and diversification, improved profitability by reducing our cost structure and created a stronger and more flexible balance sheet. However, the COVID-19 pandemic severely disrupted the lodging industry and elongated our path forward. We believe the proposed transaction with Brookfield is the right time and right price to provide our shareholders with liquidity. The acquisition price represents a premium to our most recently released NAVs and provides immediate and certain cash consideration, while the lodging industry recovery, rising interest rates and macroeconomic recessionary concerns pose additional near-term unpredictability.

Q:	What other liquidation options did WLT consider? And why was this proposed transaction selected?

A:	The WLT Board of Directors ran a robust process with the assistance of experienced legal, financial, and real estate advisors to evaluate all strategic alternatives. The process resulted in interest from a diverse pool of high-quality investment groups, which is a testament to the strength and confidence in the portfolio and platform. While a public listing or IPO was evaluated, the current capital markets environment and the implied NAV discount at which public lodging REITs currently trade created uncertainty on the value that could be achieved in a listing or IPO for WLT stockholders in the near-term. The proposed transaction with Brookfield provides an immediate and certain cash value at a premium to the most recent NAVs.

Q:	What are the tax implications for WLT stockholders?

A:	Stockholders will be subject to tax to the extent of any gain in their WLT shares.

Q:	What is the timetable to complete the transaction?

A:	We anticipate that the transaction will close in the fourth quarter of 2022, subject to customary closing conditions, including the approval of WLT stockholders.

Q: What are the next steps? How will WLT communicate the progress of the transaction with Investors and Financial Advisors?

A:	The proposed transaction requires the approval by WLT stockholders. In the coming weeks we will file a proxy statement with the SEC in connection with the proposed transaction. Once the proxy is cleared by the SEC, we will commence stockholder solicitation including mailing of proxy materials. The proxy statement and other solicitation materials will be mailed to investors, e-mailed to financial advisors and will also be found on our website. We encourage investors to enroll for electronic delivery to ensure the quickest delivery of all upcoming materials by visiting www.watermarklodging.com/Electronic_Enrollment

Q:	Who is Brookfield?

A:	Brookfield Asset Management (NYSE: BAM, TSX: BAM.A) is a leading global alternative asset manager with approximately $700 billion of assets under management across real estate, infrastructure, renewable power and transition, private equity, and credit. Brookfield owns and operates long-life assets and businesses, many of which form the backbone of the global economy. Utilizing its global reach, access to large-scale capital and operational expertise, Brookfield offers a range of alternative investment products to investors around the world—including public and private pension plans, endowments and foundations, sovereign wealth funds, financial institutions, insurance companies and private wealth investors.

For more information, please visit https://www.brookfield.com.

Q:	Who can Investors and Financial Advisors contact if they have additional questions?

A:	For questions regarding company and portfolio updates, please contact WLT Investor Relations at 1(855) WLT REIT (958-7348) or IR@watermarklodging.com. For account support and maintenance items, please call WLT’s transfer agent DST Systems, Inc. at 1(833) 219-2522.

Additional Information and Where to Find It

This communication relates to the proposed merger transaction involving the Company. In connection with the proposed merger, the Company will file relevant materials with the Securities and Exchange Commission, including a proxy statement on Schedule 14A (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or for any other document that the Company may file with the SEC and send to the Company’s stockholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed by the Company with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed by the Company with the SEC will be available free of charge on the Company’s website at www.watermarklodging.com, or by contacting the Company’s Investor Relations Department at (855) WLT REIT (958-7348).

Participants in the Solicitation

The Company and its directors and executive officers may be considered participants in the solicitation of proxies with respect to the proposed transaction under the rules of the SEC. Information about the directors and executive officers of the Company is set forth in its Annual Report on Form 10-K/A for the year ended December 31, 2021, which was filed with the SEC on April 27, 2022 and subsequent documents filed with the SEC. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in the Proxy Statement and other relevant materials to be filed with the SEC when they become available. Investors should read the Proxy Statement carefully when it becomes available before making any voting or investment decisions.

Forward-Looking Statements

The forward-looking statements contained in this communication, including statements regarding the proposed merger transaction and the timing and benefits of such transaction, are subject to various risks and uncertainties. Although the Company believes the expectations reflected in any forward-looking statements contained herein are based on reasonable assumptions, there can be no assurance that such expectations will be achieved. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or other similar expressions. Such statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results of the Company to differ materially from future results, performance or achievements projected or contemplated in the forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) risks associated with the Company’s ability to obtain the stockholder approval required to consummate the merger and the timing of the closing of the merger, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all or that the closing of the merger will not occur, (ii) the outcome of any legal proceedings that may be instituted against the parties and others related to the merger agreement, (iii) unanticipated difficulties or expenditures relating to the transaction, the response of business partners and competitors to the announcement of the transaction, and/or potential difficulties in employee retention as a result of the announcement and pendency of the transaction, (iv) the possible failure of the Company to maintain its qualification as a REIT, and (v) those additional risks and factors discussed in reports filed with the SEC by the Company from time to time, including those discussed under the heading “Risk Factors” in the Company's most recently filed Annual Report on Form 10-K, as updated by subsequent Quarterly Reports on Form 10-Q and other reports filed with the SEC. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Investors should not place undue reliance upon forward-looking statements.